                                                                    Exhibit 10.2
THIS INSTRUMENT PREPARED BY
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Dechert Price & Rhoads
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2793
Attention:  Joseph B. Heil, Esquire


_________________________________________________________ SPACE ABOVE THIS LINE
FOR RECORDER'S USE

                         MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       by

                  GLIMCHER UNIVERSITY MALL LIMITED PARTNERSHIP
                         a Delaware limited partnership
                              having an address of
                              20 South Third Street
                              Columbus, Ohio 43215
                                 (as Mortgagor)

                                       to

                        NOMURA ASSET CAPITAL CORPORATION
                              having an address at
                           Two World Financial Center
                             Building B, 21st Floor
                            New York, New York 10281
                                 (as Mortgagee)

Property:         University Mall
                  Tampa
                  Hillsborough County, Florida

                         MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                      -------------------------------------


         THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "MORTGAGE") is made as of December 17, 1997 by GLIMCHER UNIVERSITY MALL LIMITED PARTNERSHIP, a Delaware limited partnership, having an address of 20 South Third Street, Columbus, Ohio 43215, Attention: George A. Schmidt, Esquire, Senior Vice President and General Counsel, Telefax Number (614) 621-9311 ("MORTGAGOR"), in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation having an address at Two World Financial Center, Building B, 21st Floor, New York, New York, 10281, Attention: Stuart Silberberg, Vice President, Telefax Number (212) 667-1666 (together with its successors and assigns, "MORTGAGEE").


                                    RECITALS

         WHEREAS, Mortgagor and Mortgagee are parties to a Loan Agreement of even date herewith (said Loan Agreement, as modified and supplemented and in effect from time to time, the "LOAN AGREEMENT"), which Loan Agreement provides for a loan (the "LOAN") to be made by Mortgagee to Mortgagor. The Loan is to be evidenced by, and repayable with interest thereon, Default Rate interest, together with the Yield Maintenance Premium, if any, in accordance with a promissory note, in the principal amount of $64,898,546.00 and with a maturity date of January 11, 2028, executed and delivered to the order of Mortgagee (such note, as modified and supplemented and in effect from time to time, the "NOTE") and is further evidenced by the Loan Agreement which obligates Borrower to pay the Note and to pay to Lender the Buy-Up Payment which, together with the Note aggregate $71,375,735.00;

         WHEREAS, Mortgagor contemplates that Mortgagee's interest in and to, INTER ALIA, the Loan (or a portion thereof), the Note, this Mortgage and the Loan Documents may be assigned by Mortgagee to another Person, including without limitation to a trustee on behalf of security holders in connection with a Securitization;

         WHEREAS, it is a condition to the obligation of Mortgagee to extend credit to Mortgagor pursuant to the Loan Agreement that Mortgagor execute and deliver this Mortgage;

         NOW, THEREFORE, in consideration of the making of the Loan by Mortgagee to Mortgagor and the covenants, agreements, representations and warranties set forth in the Loan Documents, and for the purpose of securing the following (collectively, the "LOAN OBLIGATIONS"):


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         (a) all principal (including, without limitation, any advance to
Mortgagor now or hereafter made), interest, Default Rate interest, the Yield Maintenance Premium, if any, owing from time to time under the Note, and all obligations owing by Mortgagor under the Loan Documents and amendments, modifications, extensions, substitutions, exchanges and renewals of the Loan Documents (each of which amendment, modification, extension, substitution, exchange and renewal shall enjoy the same priority as the advance made on the Closing Date as evidenced by the Note) and all amounts from time to time owing by Mortgagor under this Mortgage or any of the other Loan Documents; and

         (b) all covenants, agreements and other obligations of Mortgagor under the Loan Documents;

Mortgagor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, grants a security interest in, sets over and confirms unto Mortgagee, its successors and assigns, to have and to hold forever with mortgage covenants, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of Mortgagee and its respective successors and assigns, all Mortgagor's interest now owned or hereafter acquired in the following described land, real estate, leasehold estate, buildings, improvements, equipment, fixtures, furniture, and other personal property (which together with the Security Interest Property (as hereinafter defined) and any additional such property and interests hereafter acquired by Mortgagor and subjected to the lien of this Mortgage, or intended to be so, as the same may be from time to time constituted, is hereafter referred to as the "MORTGAGED PROPERTY") to-wit:

         (a) All the land located in the County and State identified in EXHIBIT A attached hereto, as more particularly described in such EXHIBIT A (the "LAND"), subject, however, to the Permitted Encumbrances;

         (b) [Reserved]

         (c) All Improvements and Equipment (the Land, Improvements and Equipment collectively, the "FACILITY");



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         (d) All Appurtenant Rights;

         (e) All Rents;

         (f) All Collateral; and

         (g) All products and Proceeds of any of the foregoing.

         AND, as additional security, Mortgagor, as debtor, hereby grants to Mortgagee a continuing security interest in the foregoing property and in the Collateral, and in any property as to which a security interest can be created or perfected, now existing or hereafter coming into existence, and all substitutions replacements, renewals and additions to and all products and Proceeds of the foregoing (collectively, the "SECURITY INTEREST PROPERTY"). This Mortgage is intended to be and shall be effective as a security agreement pursuant to the UCC.

         TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns forever, subject however to the Permitted Encumbrances and the terms and conditions herein;

         PROVIDED, HOWEVER, that these presents are upon the express condition that, if Mortgagor shall (i) pay or cause to be paid to Mortgagee the principal, interest, Default Rate interest, and the Yield Maintenance Premium, if any, payable in respect to the Note, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by Mortgagor, and shall keep, perform, and observe all and singular the covenants and promises in each of the Loan Documents and in the Loan Agreement expressed to be kept, performed, and observed by and on the part of Mortgagor, all without fraud or delay and (ii) comply with the provisions of
SECTION 2.11 of the Loan Agreement, then this Mortgage, and all the properties, interests, and rights hereby granted, bargained, and sold shall cease, terminate and be void; otherwise the same shall remain in full force and effect.

         TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:



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                         [PAGE INTENTIONALLY LEFT BLANK]
                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. CERTAIN DEFINED TERMS. For all purposes of this Mortgage all capitalized terms shall have the meaning ascribed thereto in the Loan Agreement unless defined herein, and:

         "ACCOUNTS" means all of Mortgagor's "accounts," as such term is defined in the UCC, and, to the extent not included in such definition, all rights to payment for goods sold or leased or for services rendered arising from the ownership or operation of the Facility and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the ownership or operation of the Facility, now existing or hereafter coming into existence, and all proceeds thereof (whether cash or non cash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

         "APPURTENANT RIGHTS" means all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, air rights, development rights and powers, and, to the extent now or hereafter owned by Mortgagor, all minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter appurtenant to, or used in connection with, or located on, under or above the Land or any part or parcel thereof, and all ground leases, subleases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof.

         "COLLATERAL" means, collectively, the Accounts, Account Collateral, Appurtenant Rights, Equipment, General Intangibles, goods, Improvements, Instruments, Inventory, Leases, Land, Money, Permitted Investments, Permits (to the full extent assignable), Rents, investment properties, and letters of credit, and all Proceeds and products of any of the foregoing, all whether now owned or hereafter acquired, and all other property which is or hereafter may become subject to a Lien in favor of Mortgagee.

         "CONDEMNATION PROCEEDS" means any and all awards, compensation reimbursement and proceeds paid or to be paid in connection with a Taking.

         "EQUIPMENT" means all of Mortgagor's "equipment," as such term is defined in the UCC, and, to the extent not included in such definition, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies, now owned or


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

hereafter acquired by Mortgagor, including without limitation, all beds, linens, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and building equipment, including, without limitation, all heating, lighting, incinerating, waste removal and power equipment, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, washing machines, dryers, stoves, refrigerators, ventilating, and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts, and compressors, materials and supplies, and all other machinery, apparatus, equipment, fixtures and fittings now owned or hereafter acquired by Mortgagor wherever located, any portion thereof or any appurtenances thereto, together with all additions, replacements, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing.

         "EVENT OF DEFAULT" has the meaning provided in SECTION 5.1.

         "FACILITY" has the meaning provided in the Recitals to this Mortgage.

         "FEE OWNER" has the meaning set forth in Exhibit C to this Mortgage.

         "GENERAL INTANGIBLES" means all of Mortgagor's "general intangibles," as such term is defined in the UCC, and, to the extent not included in such definition, all intangible personal property of Mortgagor (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, choses in action, settlements, judgments, contract rights, rights to performance (including, without limitation, rights under warranties) refunds of real estate taxes and assessments and other rights to payment of Money, copyrights, trademarks, trade names, service marks, trade secrets, and patents, the goodwill associated with any of the foregoing, and all applications for any of the foregoing, in each case whether now existing or hereafter in existence.

         "IMPOSITIONS" means all ground rents and all taxes (including, without limitation, all real estate, ad valorem or value added, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Facility, (including all interest and penalties thereon), which at any time prior to, during or in


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

respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Facility, or any other Security Interest Property is located) or Mortgagee, (ii) the Facility, or any other Security Interest Property or any part thereof, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Facility or the leasing or use of the Facility or any part thereof, or the acquisition or financing of the acquisition of the Facility by Mortgagor.

         "IMPROVEMENTS" means all buildings, structures and improvements of every nature whatsoever situated on the Land on the Closing Date or thereafter, including, without limitation, to the extent of Mortgagor's right, title or interest therein or thereto, all gas and electric fixtures, radiators, heaters, washing machines, dryers, refrigerators, ovens, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, antennas, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

         "INSTRUMENTS" means all of Mortgagor's "instruments," as such term is defined in the UCC, and, to the extent not included in such definition, all instruments, chattel paper, documents or other writings obtained by Mortgagor from or in connection with the ownership or operation of the Facility evidencing a right to the payment of Money, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by Mortgagor or in which Mortgagor has or acquires an interest pertaining to the foregoing.

         "INSURANCE PROCEEDS" means any and all Proceeds of any policy of insurance required by this Mortgage to be obtained and maintained by Mortgagor.

         "INSURANCE REQUIREMENTS" means all material terms of any insurance policy required pursuant to this Mortgage and all material regulations and any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Mortgaged Property, or such other body exercising similar function.

         "INVENTORY" means all of Mortgagor's "inventory," as such term is defined in the UCC, and, to the extent not included in such definition, all goods now owned or hereafter acquired by Mortgagor intended for sale or lease, or to be furnished under contracts of service by such Mortgagor in connection with the Facility, including,


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

without limitation, all inventories held by Mortgagor for sale or use at or from the Facility, and all other such goods, wares, merchandise, and materials and supplies of every nature owned by Mortgagor and all such other goods returned to or repossessed by Mortgagor.

         "LAND" has the meaning provided in the Recitals to this Mortgage.

         "LEASES" means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Facility now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Facility), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

         "LOAN" has the meaning provided in the Recitals to this Mortgage.

         "LOAN AGREEMENT" has the meaning provided in the Recitals to this Mortgage.

         "LOAN OBLIGATIONS" has the meaning provided in the Recitals to this Mortgage.

         "MATERIAL LEASE" means all Leases except Leases which provide for the lease of less than twenty thousand (20,000) square feet of space in the Facility; PROVIDED, HOWEVER, any Lease not executed on Mortgagor's standard form of lease agreement previously approved in writing by Mortgagee in Mortgagee's discretion, shall be a Material Lease regardless of whether such Lease provides for the lease of less than twenty thousand (20,000) square feet of space in the Facility

         "MONEY" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender obtained from or for the use in connection with the ownership or operation of the Facility.

         "MORTGAGED PROPERTY" has the meaning provided in the Recitals to this Mortgage.

         "MORTGAGEE" has the meaning provided in the Recitals to this Mortgage.

         "MORTGAGOR" has the meaning provided in the Recitals to this Mortgage.

         "NOTE" has the meaning provided in the Recitals to this Mortgage.

         "PERMITTED ENCUMBRANCES" means, with respect to the Facility, collectively, (i) the Lien created by this Mortgage or the other Loan Documents of record; (ii) all Liens and


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

other matters disclosed in the Title Insurance Policy concerning the Facility, or any part thereof which have been approved by Mortgagee in Mortgagee's sole discretion; (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with this Mortgage; and (iv) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by Mortgagor after the Closing Date and which do not materially and adversely affect (a) the ability of Mortgagor to pay any of its obligations to any Person as and when due, (b) the marketability of title to the Facility, (c) the fair market value of the Facility, or (d) the use or operation of the Facility as of the Closing Date and thereafter.

         "PERMITTED TRANSFERS" shall mean provided that no Event of Default has occurred, (i) Permitted Encumbrances; (ii) all transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality; (iii) all Leases which are not Material Leases; (iv) all Material Leases which have been approved by Mortgagee in writing in Mortgagee's discretion; (v) transfers of Equity Interests in Mortgagor which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total interests in Mortgagor and (b) do not result in any partner's, member's or other Person's interest in Mortgagor exceeding forty-nine percent (49%) of the total interests in Mortgagor; and (vi) any other transfer of Equity Interests provided that (a) prior to any Securitization, Mortgagee shall have consented to such transfer or transfers, after any Securitization, (i) Mortgagee shall have consented to such transfer or transfers and (ii) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization, (c) acceptable opinions relating to such transfer or transfers shall have been delivered by Mortgagor to Mortgagee and the Rating Agencies (including without limitation, tax and bankruptcy opinions) and (d) Mortgagor pays all reasonable expenses incurred by Mortgagee in connection with such transfer or transfers, limited to one percent (1.0%) of the outstanding principal balance of the Loan, and (vii) a transfer of the Facility, provided that prior to such transfer (a) prior to a Securitization, Mortgagee shall have consented to such transfer, (b) after a Securitization, (i) Mortgagee shall have consented to such transfer and (ii) the Rating Agencies shall have confirmed in writing that such transfer shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization,
(c) acceptable opinions relating to such transfer shall have been delivered by Mortgagor to Mortgagee and to the Rating Agencies (including without limitation, tax and bankruptcy opinions) then rating any securities issued in connection with a Securitization, (d) the transferee assumes in writing all obligations of the transferor under the Loan Documents and executes and delivers such other documentation as may be required by Mortgagee or the Rating Agencies and (g)


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


Mortgagor pays all reasonable expenses incurred by Mortgagee in connection with such transfer, limited to one percent (1.0%) of the outstanding principal balance of the Loan

         "PERMITS" means all licenses, registrations, permits, allocations, filings, authorizations, approvals and certificates used in connection with the ownership, operation, construction, renovation, use or occupancy of the Facility, including, without limitation, building permits, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning the ownership, construction, operation, renovation, use or occupancy of the Facility.

         "PROCEEDS" means all of Mortgagor's "proceeds" as such term is defined in the UCC and, to the extent not included in such definition, all proceeds, whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance Proceeds, Condemnation Proceeds, and proceeds of proceeds), from the Security Interest Property, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Security Interest Property and all income, gain, credit, distributions and similar items from or with respect to the Security Interest Property.

         "RENTS" means, with respect to the Facility, all rents, (whether denoted as advance rent, minimum rent, percentage rent, additional rent or otherwise), receipts, issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to Mortgagor in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due under the Leases, including, without limitation, (i) rights to payment earned under the Leases for space in the Improvements for the operation of ongoing businesses, such as restaurants, news stands, barber shops, beauty shops and pharmacies, and (ii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the ownership, possession, use or operation of the Facility, including, without limitation, all revenues, receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, food and beverage facilities, vending machines, telephone and television systems, guest laundry, and the provision or sale of other goods and services, as well as all room rents, accounts, accounts receivable and hotel receivables and all other payments and rights to payment of any nature whatsoever made for or with respect to hotel room occupancy by any person, which includes any payment or monies received or to be received in


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

whole or in part, whether actual or deemed to be, for the sale of services or products in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds or deposits, deposits for convention and/or party reservations, and other benefits, and all rights to payment with respect to conference facilities, dining or bar facilities or other facilities in any way connected with the Facility, all rights to payment from any consumer credit charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, Discover Card, the Visa Card, the Carte Blanche Card, the MasterCard or any other credit card, including those now existing or hereafter created, substitutions therefor, and proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof, and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels, 8th Edition, International Association of Hospitality Accountants (1986), as amended from time to time.

         "TAKING" means a temporary or permanent taking or voluntary conveyance of all or part of the Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Facility or any portion thereof whether or not the same shall have actually been commenced.

         "TRANSFER" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in Mortgagor or any SPE Equity Owner), sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof) or Lien, whether by law or otherwise, of, on or affecting any Security Interest Property, Mortgagor or any SPE Equity Owner, other than a Permitted Transfer.

         "UCC" means the Uniform Commercial Code in effect in the jurisdiction in which the Facility or any of the Security Interest Property is located, as applicable.

         Section 1.2. INTERPRETATION OF DEFINED TERMS.

         Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified or amended, and all replacements and substitutions therefor.


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


                                   ARTICLE II

                      Covenants and Agreements Of Mortgagor
                      -------------------------------------

         Section 2.1. PAYMENT OF SECURED LOAN OBLIGATIONS. Mortgagor shall pay when due the principal, the interest, Default Rate interest, and the Yield Maintenance Premium, if any, owing from time to time under the Note and all charges, fees and other Loan Obligations as provided in and strictly in accordance with the Loan Agreement, this Mortgage and the other Loan Documents.

         Section 2.2. TITLE; ETC.

         (a) Mortgagor represents and warrants that (i) Mortgagor owns and has good, marketable and insurable fee simple title in and to the Facility, free and clear of all covenants, liens, encumbrances, restrictions, easements and other matters affecting title other than the Permitted Encumbrances, and (ii) there are no outstanding options to purchase or rights of first refusal affecting the Facility.

         (b) Mortgagor represents and warrants that Mortgagor owns and has good and absolute title to all existing personal property and fixtures hereby mortgaged, or in which Mortgagor is hereby granting to Mortgagee a security interest, subject only to the Permitted Encumbrances. The personal property and fixtures hereby mortgaged or in which Mortgagor is hereby granting to Mortgagee a security interest, are free and clear of all liens, charges and encumbrances whatsoever, including, without limitation, conditional sales contracts, chattel mortgages, security agreements, financing statements and everything of a similar nature other than the Permitted Encumbrances.

         (c) Mortgagor represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, grant a security interest in, set over and confirm unto Mortgagee the Mortgaged Property as hereinabove provided, and (ii) that Mortgagor will forever defend the title to the Mortgaged Property and the validity and priority of the lien or estate hereof against the claims and demands of all Persons whomsoever.

         Section 2.3. FURTHER ASSURANCES; FILING; RE-FILING; ETC.

         (a) Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as Mortgagee may reasonably require to accomplish the purposes of this Mortgage.

         (b) Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement, mortgage, modification or amendment supplemental hereto and each document, instrument and agreement of further assurance, to be filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the lien or estate of this Mortgage upon the Mortgaged Property and to accomplish the purposes of this Mortgage.

         (c) Mortgagor shall pay all documentary stamp taxes, intangible taxes, recording taxes, filing, registration and recording fees, all refiling, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Mortgage, any security agreement, mortgage, modification or amendment supplemental hereto and any document, instrument and agreement of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of the execution, delivery, filing, registration and recording of the Note, this Mortgage or any of the other Loan Documents, any security agreement or mortgage supplemental hereto or any document instrument or agreement of further assurance.

         (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Mortgagee, this Mortgage or the lien hereof, Mortgagor will pay any such tax on or before the due date thereof. If Mortgagor fails to make such prompt payment or if, in the reasonable opinion of Mortgagee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Mortgagor from making such payment or would penalize Mortgagee if Mortgagor makes such payment or if, in the opinion of Mortgagee, the making of such payment might result in the imposition of interest beyond the Maximum Amount, then the entire balance of the Loan Obligations shall, at the option of Mortgagee, become due and payable on the date that is one hundred twenty (120) days after the passage of such law, order, rule or regulation.

         (e) Mortgagor hereby indemnifies and holds Mortgagee harmless from any sales or use tax that may be imposed on Mortgagee by virtue of the Loan from Mortgagee to Mortgagor other than taxes imposed on the income, stock or assets of Mortgagee.

         Section 2.4. LIENS. Without limiting the obligations of Mortgagor under
SECTION 2.6, Mortgagor shall not create or suffer to be created any mortgage, deed of trust, lien, security interest, charge or encumbrance upon the Mortgaged Property or any portion thereof, prior to, on a parity with, or subordinate to the lien of this Mortgage other than a Permitted Encumbrance. Mortgagor shall pay and promptly discharge at Mortgagor's cost and expense, any such mortgages, deeds of trust, liens, security interests, charges or encumbrances upon the Mortgaged Property or any portion thereof or interest therein.

         Section 2.5. INSURANCE; CASUALTY EVENTS.

         (a) At all times while Mortgagor is indebted to Mortgagee, Mortgagor shall maintain the following insurance:

                  (i) During any period of repair or restoration including, without limitation, during any period of repair or restoration necessitated by a casualty loss or a Taking, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Facility against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                  (ii) Insurance with respect to the Improvements, Equipment and Inventory against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent Mortgagor from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements, Equipment and Inventory located on the Facility. As used herein, "full insurable value" means the actual replacement cost of the Improvements, Equipment and Inventory (without taking into account any depreciation), determined annually by an insurer or by Mortgagor or, at the request of Mortgagee, by an Independent insurance broker (subject to Mortgagee's reasonable approval) including an endorsement covering acts of municipal authorities including increased cost of construction and demolition;

                  (iii) Comprehensive general liability insurance, including contractual injury, bodily injury, broad form death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon Mortgagor and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Facility in such amounts as are generally required by institutional lenders for properties comparable to the Facility but in no event with limits for the Facility of less than $1,000,000 per occurrence with combined single limit coverage for bodily injury or property damage and excess (umbrella) liability coverage for the Facility of no less than $30,000,000 per occurrence;

                  (iv)  Statutory workers' compensation insurance;

                  (v) Business interruption and/or loss of "rental value" insurance for the Facility in an amount equal to twelve (12) months estimated Gross Revenue attributable to the Facility and based on the Gross Revenue for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty;

                  (vi) If all or any portion of the Improvements, or any portion of the Land is located within a federally designated flood hazard zone, flood insurance in an amount equal to the lesser of the full insurable value of the Facility or the maximum amount of flood insurance available;

                  (vii) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Facility, in such amounts as Mortgagee may from time to time require and which are customarily required by institutional mortgagees with respect to similar properties similarly situated; and

                  (viii) Such other insurance with respect to the Improvements, Equipment and Inventory located on the Facility against loss or damage as requested by Mortgagee (including, without limitation, liquor/dramshop, hurricane and earthquake insurance) provided such insurance is of the kind for risks from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the Facility or which Mortgagee may deem necessary in its reasonable discretion.

         (b) Mortgagor will maintain the insurance coverage described in SECTION
2.5 with companies acceptable to Mortgagee and with a claims paying ability of not less than "AA" by S&P and AA or its equivalent by any one of the other Rating Agencies. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the Facility is located.

         The insurance coverage required under SECTION 2.5(a) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Facility and the Inventory located thereon, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to SECTION 2.5(a) and which shall in any case comply in all other respects with the requirements of this SECTION 2.5.

         (c) All insurance policies shall be in such form and with such endorsements and in such amounts as shall be satisfactory to Mortgagee (and Mortgagee shall be entitled to approve amounts, form, risk coverage, loss payees and insureds). The policy referred to in SECTION 2.5(a)(ii) shall contain a replacement cost endorsement and a waiver of depreciation. Certified copies of all of the above-mentioned insurance policies have been delivered to and shall be held by Mortgagee. All such policies shall name Mortgagee as an additional insured/loss payee, shall provide that all Insurance Proceeds be payable to Mortgagee as set forth in SECTION 2.5(d), and shall contain: (i) "Non Contributory Standard Lender Clause" and a Lender's Loss Payable Endorsement (Form 438 BFUNS) or their equivalents naming Mortgagee as the person to whom all payments shall be paid and a provision that payment of Insurance Proceeds in excess of One Million Dollars ($1,000,000) shall be made by a check payable only to Mortgagee (PROVIDED, HOWEVER, that nothing in this sentence shall affect the application of such Insurance Proceeds as required by this Mortgage); (ii) a waiver of subrogation endorsement as to Mortgagee and its assigns providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Mortgagor, Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of Mortgagee knowingly in violation of the conditions of such policy; (iii) an endorsement indicating that neither Mortgagee nor Mortgagor shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for an aggregate deductible per loss for all policies of an amount not more than that which is customarily maintained by prudent owners of property of the same type and quality as the Facility, but in no event in excess of five percent (5%) of Adjusted Net Operating Income; (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days prior written notice to Mortgagee in each instance; and (v) effective waivers by the insurer of all claims for insurance premiums against any loss payees, additional insureds and named insureds (other than Mortgagor). Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Mortgagee not less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums and certified copies of such insurance policies shall be delivered to Mortgagee promptly after Mortgagor's receipt thereof. If Mortgagor fails to maintain and deliver to Mortgagee the certified copies of the original policies or certificates of insurance required by this Mortgage, Mortgagee may, at its option, after written notice to Mortgagor, procure such insurance, and Mortgagor shall reimburse Mortgagee for the amount of all premiums paid by Mortgagee thereon promptly, after demand by Mortgagee, with interest thereon at the Default Rate from the date paid by Mortgagee to the date of repayment, and such sum shall be a part of the Loan Obligations secured by this Mortgage.

         Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or the carriers' or Mortgagor's payment or defense of lawsuits, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

         Mortgagor shall instruct and cause the issuer of each policy of insurance described herein to deliver to Mortgagee all Insurance Proceeds.

         (d) Mortgagee shall be entitled to receive and collect all Insurance Proceeds in excess of One Million Dollars ($1,000,000) and all of the Insurance Proceeds are hereby assigned to Mortgagee, and Mortgagor shall instruct and cause the issuer of each policy of insurance described herein to deliver to Mortgagee all Insurance Proceeds. Mortgagor shall execute such further assignments of the Insurance Proceeds as Mortgagee may from time to time reasonably require. Without limiting the generality of the foregoing, following the occurrence of any casualty or damage involving the Mortgaged Property or any part thereof, Mortgagor shall give prompt notice thereof to Mortgagee and shall cause all Insurance Proceeds payable as a result of such casualty or damage to be paid to Mortgagee as additional collateral security hereunder subject to the lien of this Mortgage, to be applied by Mortgagee to the Loan Obligations.

         (e) In the event of damage, destruction or a casualty with respect to the Facility, except as provided in SECTION 2.5(F) below, Mortgagor shall cause all Insurance Proceeds to be paid to the Mortgagee, which shall apply such Insurance Proceeds to reduce the Indebtedness in accordance with SECTION 2.7 and
SECTION 2.8 of the Loan Agreement. All Insurance Proceeds received by Mortgagor or Mortgagee in respect of business interruption coverage shall be deposited and maintained in the Cash Collateral Account, to be applied by Mortgagee in the same manner as Rents (other than security deposits); PROVIDED, HOWEVER, that if the Insurance Proceeds of any such business interruption insurance policy are paid in a lump sum in advance, Mortgagee shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank, and Mortgagee shall estimate the number of months required for Mortgagor to restore the damage caused by the casualty to the Facility, shall divide the aggregate business interruption Insurance Proceeds in connection with such casualty by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. Any Insurance Proceeds made available to Mortgagor for restoration or repair in accordance herewith, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Mortgagor.

         (f) Notwithstanding anything to the contrary set forth in SECTION 2.5(d) above, Mortgagee agrees that Mortgagee shall make the Insurance Proceeds (other than business interruption insurance proceeds, which shall be held and disbursed as provided in SECTION 2.5(e)), and any Casualty Prepayment Amount and any Casualty Return-of-Fee Amount which Mortgage shall be entitled to retain, available to Mortgagor for Mortgagor's repair, restoration or replacement of the Improvements, Equipment and Inventory damaged or taken, on the following terms and subject to Mortgagor's satisfaction of the following conditions:

                  (i) At the time of such loss or damage and at all times thereafter there shall exist no Default or Event of Default;

                  (ii) The Improvements, Equipment and Inventory for which loss or damage has resulted shall be capable of being restored (including replacements) to their pre-existing condition and utility, as existed immediately prior to the occurrence of the loss or damage then in question, in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed six (6) months prior to the Maturity Date and prior to the expiration of business interruption insurance;

                  (iii) Mortgagor shall demonstrate to Mortgagee's reasonable satisfaction Mortgagor's ability to pay the Loan Obligations coming due during such repair or restoration period;

                  (iv) Within thirty (30) days from the date of such loss or damage Mortgagor shall have given Mortgagee a written notice electing to have the Insurance Proceeds applied for repair, restoration or replacement of the Improvements, Equipment or Inventory, as applicable;

                  (v) Within sixty (60) days following the date of notice under the preceding SUBPARAGRAPH (IV) and prior to any Insurance Proceeds being disbursed to Mortgagor, Mortgagor shall have provided to Mortgagee all of the following:

                           (1) if loss or damage exceeds One Million Dollars
                  ($1,000,000), complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory lost or damaged to the condition, utility and value required by the preceding SUBPARAGRAPH (II),

                           (2) if loss or damage exceeds One Million Dollars
                  ($1,000,000),
                  fixed-price or guaranteed maximum cost construction contracts for completion of the repair, restoration and replacement work in accordance with the aforementioned plans and specifications;

                           (3) such additional funds (if any) as in Mortgagee's
                  reasonable opinion are necessary to complete the repair, restoration and replacement; and

                           (4) if loss or damage exceeds One Million Dollars
                  ($1,000,000), copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications and applicable law;

                  (vi) If loss or damage exceeds One Million Dollars ($1,000,000), Mortgagee may, at Mortgagor's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of the Insurance Proceeds as work progresses;

                  (vii) Mortgagor shall commence such work within one hundred eighty (180) days after such loss or damage (assuming the Insurance Proceeds have been made available to the Mortgagor within such period of time) and shall diligently pursue such work to completion;

                  (viii) If loss or damage exceeds One Million Dollars ($1,000,000), each disbursement by Mortgagee of such Insurance Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Mortgagee) signed and certified by Mortgagor and its architect and general contractor with appropriate invoices, lien waivers and any other documents, instruments or items which may be required by Mortgagee in Mortgagee's discretion; and

                  (ix) Mortgagee shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Insurance Proceeds, and Mortgagor shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Mortgagee shall request to create, evidence, or perfect such lien and security interest.

         (g) If and to the extent such Insurance Proceeds are not required to be made available to Mortgagor to be used for the repair, restoration and replacement of the

Improvements, Equipment and Inventory for which a loss or damage has occurred, or if Mortgagor fails to timely make such election or having made such election fails to timely comply with or is otherwise unable to satisfy the terms and conditions set forth herein, upon five (5) Business Days prior notice to Mortgagor, Mortgagee shall be entitled to the payment of Insurance Proceeds (including, without limitation, any Casualty Prepayment Amount and any Casualty Return-of-Fee Amount) and, without Mortgagor's consent, to apply such Insurance Proceeds, or the balance thereof, at Mortgagee's option either (x) to pay the Casualty Prepayment Amount and/or the Casualty Return-of-Fee Amount, (y) to the full or partial payment or prepayment of the Loan Obligations in accordance with
SECTION 2.7 and SECTION 2.8 of the Loan Agreement, or (z) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred.

         (h) Subject to Mortgagee's rights under SECTION 2.5(G), provided no Default or Event of Default has occurred and the replacement, restoration or repair has been completed in accordance with this Mortgage, any Insurance Proceeds available to Mortgagor for replacement, restoration or repair, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of such replacement, restoration or repair shall be paid to Mortgagor.

         (i) Mortgagor appoints Mortgagee to act after the occurrence of an Event of Default as Mortgagor's attorney-in-fact, coupled with an interest, to cause the issuance of or an endorsement of any policy to bring Mortgagor into compliance herewith and, as limited above, at Mortgagee's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Mortgagee be liable for failure to collect any amounts payable under any insurance policy.

         (j) Mortgagee shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for loss, damage or destruction under any policy or policies of insurance, in excess of One Million Dollars ($1,000,000), and Mortgagor shall within ten (10) Business Days after request therefor reimburse Mortgagee for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with such participation. Mortgagor shall not make any compromise, adjustment or settlement in connection with any such claim in excess of One Million Dollars ($1,000,000), without the prior written approval of Mortgagee.

         (k) In the event of foreclosure of the lien of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Loan Obligations, all right, title and interest of Mortgagor in and to all policies of casualty insurance covering all or any part of the Mortgaged Property shall inure to the benefit of and pass to the successors in interest to Mortgagee or the purchaser or grantee of the Mortgaged Property or any part thereof.

         (l) Mortgagor shall not obtain or maintain any policy of insurance with respect to Mortgagor, the Mortgaged Property or any part thereof which does not satisfy each of the requirements of this SECTION.

         Section 2.6. IMPOSITIONS.

         (a) Mortgagor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all of the ground rents and Impositions, including, without limitation, any sales tax due in connection with the ground rents, as well as all claims for labor, materials or supplies that, if unpaid, might by law become a lien on the Mortgaged Property, and shall submit to Mortgagee such evidence of the due and punctual payment of all such Impositions and claims as may be required by law; PROVIDED, HOWEVER, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Mortgagor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty, interest or cost attaches thereto.

         (b) Mortgagor at its expense may, after prior notice to Mortgagee, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or liens thereof, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or liens thereof, such proceedings shall suspend the collection thereof from the Mortgaged Property, (ii) neither the Mortgaged Property nor any part thereof or interest therein will be sold, forfeited or lost if Mortgagor pays the amount or satisfies the condition being contested, and Mortgagor would have the opportunity to do so, in the event of Mortgagor's failure to prevail in the contest, (iii) Mortgagee would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Mortgagor has not furnished additional security as provided in CLAUSE
(iv) below, or to any risk of criminal liability, and neither the Mortgaged Property nor any interest therein would be subject to the imposition of any lien for which Mortgagor has not furnished additional security as provided in CLAUSE
(iv) below, as a result of the failure to comply with such law or of such proceeding and (iv) Mortgagor shall have furnished to Mortgagee additional security in respect of the claim being contested or the loss or damage that may result from Mortgagor's failure to prevail in such contest in such amount as may be reasonably requested by Mortgagee, but in no event less than one hundred twenty-five percent (125%) of the amount of such claim.

         Section 2.7. MAINTENANCE OF THE IMPROVEMENTS AND EQUIPMENT. Mortgagor shall not permit the Improvements or Equipment to be removed or demolished or otherwise altered (PROVIDED, HOWEVER, Mortgagor may remove, demolish or alter such Improvements and Equipment that become obsolete in the usual conduct of Mortgagor's business and the removal or alteration of which do not materially detract from the operation of Mortgagor's business and Mortgagor promptly replaces the same with Improvements or Equipment, as applicable, of equivalent value and functionality); shall maintain the Mortgaged Property in good repair, working order and condition, except for reasonable wear and use; shall not commit or suffer any waste; shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Mortgaged Property or which would or could result in the cancellation of any insurance policy carried with respect to the Mortgaged Property; and shall restore and repair the Improvements and Equipment or any part thereof now or hereafter damaged or destroyed by any fire or other casualty or affected by any Taking.

         Section 2.8. COMPLIANCE WITH LAWS.

         (a) Mortgagor represents and warrants that the Facility and Mortgagor's operations at and use of the Facility currently comply in all material respects with all Legal Requirements, including, without limitation, the Americans with Disabilities Act, and the orders, rules and regulations of the American Insurance Association or any other body now or hereafter constituted exercising similar functions. Mortgagor shall maintain the Facility in compliance with all future Legal Requirements.

         (b) Mortgagor hereby confirms the representations, warranties and covenants set forth in SECTION 4.1(V) and SECTIONS 5.1(D) through (I), inclusive, of the Loan Agreement (relating to liabilities of Mortgagor under applicable Environmental Laws) insofar as such representations, warranties and covenants apply to the Mortgaged Property.

         (c) Mortgagor shall notify Mortgagee promptly of any written notice or order that Mortgagor receives from any Governmental Authority with respect to Mortgagor's compliance with any Legal Requirements, including, without limitation, the Americans with Disabilities Act and the Environmental Laws, relating to the Facility and promptly take any and all actions necessary to bring its operations at the Facility into compliance with such Legal Requirements, including, without limitation, the Americans with Disabilities Act and the Environmental Laws, and shall fully comply with the requirements of such Legal Requirements, including, without limitation, the Americans with Disabilities Act and the Environmental Laws, that at any time are applicable to

Mortgagor's operations at the Facility, all to the extent required under the applicable provisions of the Loan Agreement; provided, that, subject to SECTION 5.1(D) of the Loan Agreement, Mortgagor at its expense may, after prior notice to Mortgagee, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such Legal Requirements, including, without limitation, Environmental Laws, as long as (i) neither the Mortgaged Property nor any part thereof or any interest therein, will be sold, forfeited or lost if Mortgagor pays the amount or satisfies the condition being contested, and Mortgagor would have the opportunity to do so, in the event of Mortgagor's failure to prevail in the contest, (ii) Mortgagee would, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Mortgagor has not furnished additional security as provided in CLAUSE (iii) below, or to any risk of criminal liability, and neither the Mortgaged Property nor any interest therein would be subject to the imposition of any lien for which Mortgagor has not furnished additional security as provided in CLAUSE (iii) below as a result of the failure to comply with such Legal Requirement or Environmental Law or the Americans with Disabilities Act or of such proceeding and (iii) Mortgagor shall have furnished to Mortgagee additional security in respect of the claim being contested or the loss or damage that may result from Mortgagor's failure to prevail in such contest in such amount as may be reasonably requested by Mortgagee in light of the risk attendant to such contest, but in no event less than one hundred twenty-five percent (125%) of the amount of such claim.

         (d) After thirty (30) days prior written notice (except in the case of a bona fide emergency in which no such prior written notice shall be required, but in which event notice shall be given as soon as practicable) and Mortgagor's failure to so comply, but subject to SUBPARAGRAPH (C) above, Mortgagee, at its election and in its sole discretion may (but shall not be obligated to) cure any failure on the part of Mortgagor to comply with any Legal Requirements, including Environmental Laws, and without limitation, may take any of the following actions:

                  (i) arrange for the prevention of any Release or threat of Release of Hazardous Substances at the Facility in violation of, or potentially requiring clean-up, removal or remediation under, Environmental Laws, and pay any costs associated with such prevention;

                  (ii) arrange for the removal or remediation of Hazardous Substances that may be Released or result from a Release at the Facility in violation of, or potentially requiring clean-up, removal or remediation under, Environmental Laws, and pay any costs associated with such removal and/or remediation;

                  (iii) pay, on behalf of Mortgagor, any costs, fines or penalties imposed on Mortgagor by any Governmental Authority in connection with such Release or threat of Release of Hazardous Substances in violation of, or potentially requiring clean-up, removal or remediation under, Environmental Laws; or

                  (iv) make any other payment or perform any other act intended to prevent a lien in favor of any Governmental Authority from attaching to the Mortgaged Property.

Any partial exercise by Mortgagee of the remedies hereinafter set forth, or any partial undertaking on the part of Mortgagee to cure Mortgagor's failure to comply with such Legal Requirements, including Environmental Laws, shall not obligate Mortgagee to complete the actions taken or require Mortgagee to expend further sums to cure Mortgagor's noncompliance; nor shall the exercise of any such remedies operate to place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Facility or make Mortgagee the "operator" of the Facility within the meaning of any Environmental Laws. Any amount paid or costs incurred by Mortgagee as a result of the exercise by Mortgagee of any of the rights hereinabove set forth, together with interest thereon at the Default Rate from the date paid by Mortgagee, shall be due and payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, and until paid shall be added to and become a part of the Loan Obligations secured hereby; and Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of Mortgagor to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to Mortgagor's title who may be a "responsible party" or otherwise liable under any Environmental Law in connection with any such Release or threat of Release of Hazardous Substances.

         (e) If Mortgagee suspects that Remedial Work may be required, Mortgagee may request that an environmental survey and risk assessment with respect to the Mortgaged Property be prepared and Mortgagor agrees to supply, at its cost, such a survey and risk assessment by an Independent Engineer selected by Mortgagor and satisfactory to Mortgagee, in form and detail satisfactory to Mortgagee (including, if Mortgagee reasonably suspects that Remedial Work may be required, test borings of the ground and chemical analyses of air, water and waste discharges), estimating current liabilities and assessing potential sources of future liabilities of Mortgagor or any other owner or operator of the Facility under applicable Environmental Laws.

         (f) Mortgagor agrees to indemnify, reimburse, defend (with counsel satisfactory to Mortgagee at Mortgagee's election), and hold harmless Mortgagee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, attorneys' fees, disbursements and expenses, and consultants' fees, disbursements and expenses, including costs of Remedial Work, asserted against, resulting to, imposed on, or incurred by Mortgagee, directly or indirectly, in connection with any of the following:

                  (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                  (ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from any Facility which presence, Use or Release requires or could require Remedial Work;

                  (iii) any Environmental Claim against Mortgagor, Mortgagee or any Person whose liability for such Environmental Claim Mortgagor has or may have assumed or retained either contractually or by operation of law;

                  (iv) the breach of any representation, warranty or covenant set forth in SECTION 4.1(V) and SECTIONS 5.1(D) through 5.1(I), inclusive, of the Loan Agreement; or

                  (v) any failure by Mortgagor to fulfill each and every obligation undertaken pursuant to this SECTION 2.8(f).

         The indemnity provided in this SECTION 2.8(f) shall not be included in any exculpation of Mortgagor or its partners, members, shareholders or any other Person from personal liability provided in this Mortgage or in any of the other Loan Documents. Further, Mortgagor's obligations under this SECTION 2.8(f) shall survive (in perpetuity) the closing and disbursement of the funds evidenced by the Note, payment of the Note, payment and performance of the Loan Obligations, any release, reconveyance, discharge or foreclosure of this Mortgage, conveyance by deed in lieu of foreclosure, and any subsequent conveyance of the Mortgaged Property. Nothing in this SECTION 2.8(F) shall be deemed to deprive Mortgagee of any rights or remedies provided to it elsewhere in this Mortgage or the other Loan Documents or otherwise available to it under law. Mortgagor waives and releases Mortgagee from any rights or defenses Mortgagor may have under common law or Environmental Laws for liability arising or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly and solely caused by the fraud or willful misconduct of Mortgagee.

         Section 2.9. LIMITATIONS OF USE. The Facility is and shall be used exclusively as set forth in SECTION 3.1(R) of the Loan Agreement. Mortgagor shall not, without the prior written consent of Mortgagee (a) materially change the use of the Facility or (b) initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Facility or any part thereof, except as may be necessary in connection with the uses permitted pursuant to the first sentence of this
SECTION 2.9. Mortgagor shall comply with the provisions of all Leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Facility.

         Section 2.10. INSPECTION OF THE PROPERTY. Mortgagor shall keep adequate records, accounts and books in accordance with GAAP and shall permit Mortgagee and its authorized representatives to enter the Facility and inspect the Mortgaged Property and examine the records, accounts and books of Mortgagor with respect thereto and make copies or extracts thereof, at Mortgagee's cost and expense, all upon reasonable advance notice and at such reasonable times as may be requested by Mortgagee, subject, however, to the rights of the tenants or occupants of the Facility. Notwithstanding the foregoing, after the occurrence and continuation of an Event of Default, Mortgagor shall pay any costs and expenses incurred by Mortgagee to examine Mortgagor's records, and accounts relating to the Mortgaged Property as Mortgagee shall determine to be necessary or appropriate in the protection of Mortgagee's interest.

         Section 2.11. ACTIONS TO PROTECT MORTGAGED PROPERTY. If Mortgagor shall fail to (a) effect the insurance required by SECTION 2.5, or (b) make the payments required by SECTION 2.6, Mortgagee may, without obligation to do so, and upon notice to Mortgagor (except in an emergency) effect or pay the same. If Mortgagor shall fail to perform or observe any of its other covenants or agreements hereunder, Mortgagee may, without obligation to do so, and upon thirty (30) days prior written notice to Mortgagor (except in an emergency) effect the same. To the maximum extent permitted by law, all sums, including reasonable attorneys' fees and disbursements, so expended or expended to sustain the lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Loan Obligations, shall be a lien on the Mortgaged Property, shall be deemed to be added to the Loan Obligations secured hereby, and shall be paid by Mortgagor within ten days after demand therefor, together with interest thereon at the Default Rate.

         Section 2.12. CONDEMNATION.

                  (a) Mortgagee shall be entitled to receive and collect all Condemnation Proceeds (including, without limitation, any Condemnation Prepayment Amount and any Condemnation Return-of-Fee Amount), and all such compensation, awards, damages and other payments or relief, together with all rights and causes of action relating thereto or arising out of any Taking, are hereby assigned to Mortgagee. Mortgagor shall execute such further assignments of the Condemnation Proceeds as Mortgagee may from time to time require. Without limiting the generality of the foregoing, following the occurrence of any Taking (including, without limitation, any Condemnation Prepayment Amount and any Condemnation Return-of-Fee Amount), involving the Mortgaged Property or any part thereof, Mortgagor shall give prompt notice thereof to Mortgagee and shall cause all Condemnation Proceeds payable as a result of such Taking to be paid to Mortgagee as additional collateral security hereunder subject to the lien of this Mortgage and applied in accordance with SECTION 2.12(b) below.

                  (b) In the event of a Taking, Mortgagor shall cause all the Condemnation Proceeds in respect of such Taking to be paid to Mortgagee which shall, except as provided in SECTION 2.12(c) below, apply such Condemnation Proceeds to reduce the Indebtedness in accordance with SECTION 2.7 and SECTION
2.8 of the Loan Agreement. All Condemnation Proceeds received in respect of a temporary Taking shall be deposited and maintained in the Cash Collateral Account, to be applied by Mortgagee in the same manner as Rents (other than security deposits) received from Mortgagor with respect to the operation of the Facility; PROVIDED, HOWEVER, that if the Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Mortgagee shall hold such Condemnation Proceeds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank, and Mortgagee shall estimate the number of months required for Mortgagor to restore the damage caused by the casualty to the Facility or that the Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate Condemnation Proceeds in connection with such casualty or temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of Condemnation Proceeds. Any Condemnation Proceeds made available to Mortgagor for restoration or repair in accordance herewith, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Mortgagor.

         (c) Notwithstanding anything to the contrary in SECTION 2.12(b) above, Mortgagee agrees that Mortgagee shall make the Condemnation Proceeds (other than Condemnation Proceeds in respect of a temporary Taking, which shall be held and disbursed in accordance with SECTION 2.12(b) above and any Condemnation Prepayment Amount and any Condemnation Return-of-Fee Amount which Mortgagee shall be entitled to retain), available to Mortgagor for Mortgagor's repair, restoration or replacement of the Improvements, Equipment or Inventory affected by the Taking on the following terms and subject to Mortgagor's satisfaction of the following conditions:

                           (i) At the time of such Taking and at all times
                  thereafter there shall exist no Default or Event of Default;

                           (ii) The Improvements, Equipment and Inventory
                  affected by the Taking shall be capable of being restored to their pre-existing condition and utility as existed immediately prior to the Taking, in all material respects with a value equal to or greater than prior to such Taking and shall be capable of being completed six (6) months prior to the Maturity Date and prior to the expiration of business interruption insurance;

                           (iii) Mortgagor shall demonstrate to Mortgagee's
                  reasonable satisfaction Mortgagor's ability to pay the Loan Obligations coming due during such restoration period;

                           (iv) Within thirty (30) days from the date of such
                  Taking Mortgagor shall have given Mortgagee a written notice electing to have the Condemnation Proceeds applied for such repair, restoration or replacement of the Improvements, Equipment or Inventory, as applicable;

                           (v) Within sixty (60) days following the date of
                  notice under the preceding SUBPARAGRAPH (iv) and prior to any Condemnation Proceeds being disbursed to Mortgagor, Mortgagor shall have provided to Mortgagee all of the following:

                                    (1) if loss or damage exceeds One Million
                           Dollars ($1,000,000), complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory lost or damaged to the condition, utility and value required by the preceding SUBPARAGRAPH
                           (ii),

                                    (2) if loss or damage exceeds One Million
                           Dollars ($1,000,000), fixed-price or guaranteed maximum cost construction contracts for completion of the repair, restoration and replacement work in accordance with the aforementioned plans and specifications,

                                    (3) such additional funds (if any) as in
                           Mortgagee's reasonable opinion are necessary to complete the repair, restoration and replacement, and

                                    (4) if loss or damage exceeds One Million
                           Dollars ($1,000,000), copies of all permits and licenses (if any) necessary to complete the work in accordance with the plans and specifications and applicable law;

                           (vi) If loss or damage exceeds One Million Dollars
                  ($1,000,000), Mortgagee may, at Mortgagor's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of the Condemnation Proceeds as work progresses;

                           (vii) Mortgagor shall commence such work within one
                  hundred eighty (180) days after such Taking (assuming the Insurance Proceeds have been made available to the Mortgagor within such period of time) and shall diligently pursue such work to completion;

                           (viii) If loss or damage exceeds One Million Dollars
                  ($1,000,000), each disbursement by Mortgagee of such Condemnation Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form reasonably approved by Mortgagee) signed and certified by Mortgagor and its architect and general contractor with appropriate invoices, lien waivers, notice of commencement and any other documents, instruments and items as may be required by Mortgagee in Mortgagee's discretion; and

                           (ix) Mortgagee shall have a first lien and security
                  interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Condemnation Proceeds, and Mortgagor shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Mortgagee shall reasonably request to create, evidence, or perfect such lien and security interest.

         (d) If and to the extent such Condemnation Proceeds are not required to be made available to Mortgagor to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory affected by the Taking or if Mortgagor fails to timely make such election or having made such election fails to timely comply with or is otherwise unable to satisfy the terms and conditions set forth herein, upon five Business Days prior notice to Mortgagor, Mortgagee shall be entitled to the payment of the Condemnation Proceeds (including, without limitation, any Condemnation Prepayment Amount and any Condemnation Return-of-Fee Amount) and without Mortgagor's consent, to apply such Condemnation Proceeds, or the balance thereof, at Mortgagee's option either
(x) to pay the Condemnation Prepayment Amount and/or the Condemnation Return-of-Fee Amount), (y) to the full or partial payment or prepayment of the Loan Obligations in accordance with SECTION 2.7 of the Loan Agreement, or (z) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory affected by the Taking.

         (e) Subject to Mortgagee's rights under SECTION 2.12(d), provided no Default or Event of Default has occurred and the replacement, restoration or repair has been completed in accordance with this Mortgage, any Condemnation Proceeds, available to Mortgagor for replacement, restoration or repair, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of, such replacement, restoration or repair, shall be paid to Mortgagor.

         (f) Mortgagee shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any Taking involving an amount in controversy in excess of One Million Dollars ($1,000,000), and Mortgagor shall within ten (10) Business Days after request therefor reimburse Mortgagee for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with such participation. Mortgagor shall not make any compromise, adjustment or settlement in connection with any such claim in excess of One Million Dollars ($1,000,000), without the prior written approval of Mortgagee.

         Section 2.13. LEASES; MANAGEMENT AGREEMENTS; AGREEMENTS AFFECTING REAL ESTATE.

         (a) Mortgagor represents that there are no Leases or agreements to lease all or any part of the Mortgaged Property now in effect except those specifically assigned to Mortgagee by the Assignment of Leases. There is no assignment or pledge of any Rents now in effect, except pursuant to the Assignment of Leases. Mortgagor shall not make any assignment or pledge thereof to anyone other than Mortgagee until the Loan Obligations are paid in full.

         (b) Mortgagor shall not enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                           (i) such Lease and the rights of the tenant
                  thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Mortgagee under and the Lien of this Mortgage and Mortgagee's rights under all Loan Documents, and any renewals, modifications and amendments thereto and thereof;

                           (ii) such Lease has been assigned as collateral
                  security by Mortgagor as landlord thereunder to Mortgagee under this Mortgage;

                           (iii) in the case of any foreclosure hereunder or the
                  giving or granting of a deed in lieu thereof, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Mortgaged Property and any successor landlord shall in no event and to no extent
                  (1) be liable for any act, omission or default of any prior landlord under the Lease or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                           (iv) the tenant's obligation to pay rent and any
                  additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Mortgaged Property or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposit unless such security deposit was actually received (or in the case of a letter of credit, was properly transferred in negotiable form);

                           (v) the tenant agrees to attorn to Mortgagee or any
                  purchaser of the Mortgaged Property upon a foreclosure of the Mortgaged Property or the giving or granting of a deed in lieu thereof, at the option of Mortgagee or such purchaser;

                           (vi) the tenant agrees to give notice to Mortgagee of
                  any default by landlord under the Lease and Mortgagee shall have a reasonable time to cure, should Mortgagee so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Lease; and

                           (vii) all lease payments shall be due on or before
                  the fifth (5th) day of each calendar month.

                  (c) Mortgagor shall not enter into, amend or terminate any management agreements or franchise agreements. Mortgagor shall diligently perform all terms and covenants of any and all Management Agreements.

                  (d) Mortgagor shall not create, or permit the Mortgaged Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Without limiting the generality of the immediately preceding sentence, Mortgagor shall not enter into, consent to, grant, amend, modify, restate or supplement any document, instrument or agreement affecting, related to or impacting upon the Mortgaged Property, the title thereto or any portion or aspect thereof, including, without limitation, any easement, reciprocal easement agreement, or any declaration of easements or covenants.

                  Section 2.14. MORTGAGEE RELIANCE. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its partners, shareholders and members (including, without limitation, the direct and indirect legal and beneficial owners of Mortgagor), in owning and operating properties such as the Facility in agreeing to make the Loan, and will continue to rely on Mortgagor and such experience of such persons as a means of maintaining the value of the Facility as security for repayment of the Loan and performance of all of Mortgagor's obligations under the Loan Documents. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Facility so as to insure that, should Mortgagor allow a Transfer to occur without Mortgagee's prior written consent, Mortgagee may exercise all of its rights hereunder.

                  Section 2.15. NO TRANSFER. Mortgagor shall not and shall not cause, allow, or permit, and shall prevent from occurring, a Transfer, without the prior written consent of Mortgagee, which consent may be withheld or conditioned in Mortgagee's discretion. Consent to any such Transfer by Mortgagee shall not be deemed a waiver of Mortgagee's right to require such consent to any further or future Transfers. In the event of any violation of this SECTION, Mortgagee may, at its option, accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Yield Maintenance Premium and any other amounts owing by Mortgagor to be immediately due and payable, without notice or demand, and whether or not Mortgagee shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Facility or all or any portion of the Security Interest Property.

                                   ARTICLE III

                     Assignment of Rents, Issues and Profits
                     ---------------------------------------

         Section 3.1. ASSIGNMENT OF RENTS, ISSUES AND PROFITS. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. This SECTION presently gives Mortgagee the right to collect the Rents and to apply the Rents in partial payment of the Note and Loan Obligations and otherwise in accordance with the terms of the Loan Agreement. Mortgagor intends that the Rents and Leases be absolutely assigned as provided in this SECTION and that they no longer be, during the term of this Section, property of Mortgagor or property of the estate of Mortgagor, as defined by 11 U.S.C. ss.541. If any law exists requiring Mortgagee to take actual possession of the Mortgaged Property (or some action equivalent to taking possession of the Mortgaged Property, such as securing the appointment of a receiver) in order for Mortgagee to "perfect" or "activate" the rights and remedies of Mortgagee as provided in this Section, Mortgagor waives the benefit of such law. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Leases or otherwise impose any obligation upon Mortgagee and notwithstanding the assignment, Mortgagor shall remain liable for any obligations undertaken by Mortgagor pursuant to any Lease. Mortgagor agrees that, further to evidence and reflect the assignment granted herein, Mortgagor shall execute, acknowledge and deliver to Mortgagee such additional instruments in form and substance reasonably satisfactory to Mortgagee as may hereafter be requested by Mortgagee and shall record such leases or memoranda thereof, and all assignments thereof, all at Mortgagor's expense. Subject to the terms of this SECTION and the Loan Agreement, Mortgagee grants to Mortgagor a license, revocable as hereinafter provided, to operate and manage the Mortgaged Property and to collect and use the Rents subject to the requirements of the Loan Agreement. Upon the occurrence of an Event of Default (except an Event of Default set forth in SECTION 7.1(x), (xi), OR (xii) of the Loan Agreement, in which event the revocation hereinafter described shall be automatic and simultaneous with the occurrence of such Event of Default), the license granted to Mortgagor herein shall, at Mortgagee's election, be revoked by Mortgagee, and Mortgagee shall immediately be entitled to possession of all Rents then or thereafter in the Collection Account and in the Cash Collateral Account or wherever they may be and all Rents collected thereafter (including Rents past due and unpaid), whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Upon such a revocation of the license granted herein, Mortgagee shall provide Mortgagor with written notice of same. Any Rents collected by Mortgagor from and after the date on which an Event of Default occurred shall be held by Mortgagor in trust for Mortgagee. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court appointed receiver to collect Rents with or without taking the actual possession of the Mortgaged Property or any equivalent action. Any Rents collected after the revocation of the license may be applied by Mortgagee in its sole and absolute discretion toward payment of the Loan Obligations in accordance with SECTION 2.8 of the Loan Agreement.

                                   ARTICLE IV

                               Security Agreement
                               ------------------

         Section 4.1. SECURITY AGREEMENT. This Mortgage creates a lien on and a security interest in the Security Interest Property, and shall constitute a security agreement and "fixture filing" under the UCC or other law applicable to the creation of liens on and security interests in personal property and fixtures. As further security for the payment and performance of the Loan Obligations, this Mortgage shall constitute a financing statement under the UCC with Mortgagor as the "debtor" and Mortgagee as the "secured party". To the extent permitted by law, Mortgagor hereby authorizes Mortgagee to file financing and continuation statements necessary to continue the lien of and security interest evidenced by this Mortgage with respect to the Security Interest Property without the signature of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as attorney-in-fact (which appointment shall be deemed coupled with an interest) for the purposes of executing and filing such financing and continuation statements.

         Section 4.2. RIGHTS UPON DEFAULT. If an Event of Default occurs, Mortgagee, in addition to the rights and remedies granted to Mortgagee by applicable law and this Mortgage, shall have all rights and remedies of a secured party under the UCC. Any notice of sale, disposition or other intended action by Mortgagee with respect to Mortgagee's rights under the UCC sent to Mortgagor in accordance with the notice provision hereof at least ten (10) days prior to such action shall constitute commercially reasonable notice to Mortgagor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Mortgagee to the payment of the Loan Obligations in accordance with SECTION 2.7 of the Loan Agreement.

         Section 4.3. WARRANTIES, REPRESENTATIONS AND COVENANTS. Mortgagor hereby warrants, represents and covenants that: (a) the Equipment and Inventory will be kept on or at the Facility and Mortgagor will not remove any Equipment or Inventory from the Facility, except such portions or items of the Equipment or Inventory that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor with Equipment or Inventory, as applicable, of equivalent value and functionality, except as otherwise expressly provided in
SECTION 2.7 with respect to Equipment (b) all covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Equipment and Inventory whether or not expressly referred to herein and (c) this Mortgage constitutes a security agreement and "fixture filing" as those terms are used in the UCC. Information relative to the security interest created hereby may be obtained by application to Mortgagee (secured party). The mailing addresses of Mortgagor and Mortgagee are set forth on PAGE 1.

                                    ARTICLE V

                           Events of Default; Remedies
                           ---------------------------

         Section 5.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" wherever used in this Mortgage, shall mean any one of the following events subject to any applicable notice and grace periods set forth in the Loan Agreement: (a) if Mortgagor fails to pay any amount payable hereunder when due and payable; (b) if any representation or warranty made herein shall be false in any material respect as of the date such representation or warranty was made or remade; (c) the occurrence of a default on the part of Mortgagor under any Lease (subject, however, to any applicable notice and cure periods required under the applicable Lease) provided that such default adversely affects the value of the Mortgaged Property or in any way impairs Mortgagor's ability to perform its obligations under the Loan Documents; (d) the failure of Mortgagor to maintain the insurance required in this Mortgage; (e) if a Transfer shall occur without Mortgagee's prior written consent, which consent may be withheld in Mortgagee's discretion;
(f) the occurrence of any "Event of Default" under any of the Loan Documents, including, without limitation, the Loan Agreement; or (g) if Mortgagor shall be in default under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Mortgage, not otherwise referred to in this SECTION 5.1, for ten (10) days after written notice to Mortgagor from Mortgagee, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Mortgagee, in the case of any other default (unless otherwise provided herein); PROVIDED, HOWEVER, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mortgagor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for such time as is reasonably necessary for Mortgagor in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Mortgagee.

         Section 5.2. ACCELERATION OF MATURITY. If an Event of Default shall have occurred, then the entire principal amount of the indebtedness secured hereby with interest accrued thereon and all other Loan Obligations shall, at the option of Mortgagee, become due and payable without notice or demand, time being of the essence; and any omission on the part of Mortgagee to exercise such option when entitled to do so shall not be considered as a waiver of such right. Mortgagor hereby expressly waives presentment, demand for payment, notice of protest, notice of dishonor, notice of intent to accelerate the maturity of the indebtedness secured hereby and notice of acceleration of the maturity of the indebtedness secured hereby.

Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Yield Maintenance Premium and any other amounts owing by Mortgagor shall be accelerated and immediately due and payable, without any election by Mortgagee, upon the occurrence of an Event of Default described in SECTION 7.1(x), (xi), OR (xii) of the Loan Agreement.

         Section 5.3. DEFAULT REMEDIES.

         (a) If an Event of Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and Mortgagee may exercise any right, power or remedy of Mortgagee hereunder, under the Loan Agreement or under any of the other Loan Documents or at law or in equity, and, without limiting the generality of the foregoing, Mortgagee may, personally or by its agents, or by a court-appointed receiver, to the maximum extent permitted by law:

                  (i) enter into and take possession of the Mortgaged Property or any part thereof, exclude Mortgagor and all Persons claiming under Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the Mortgaged Property or any part thereof either in the name of Mortgagor or otherwise as Mortgagee shall deem best, and upon such entry, from time to time at the expense of Mortgagor and the Mortgaged Property, make all such repairs, replacements, alterations, additions or improvements to the Facility or any part thereof as Mortgagee may deem proper and, whether or not Mortgagee has so entered and taken possession of the Mortgaged Property or any part thereof, collect and receive all Rents and apply the same to the payment of all expenses that Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Loan Obligations until the same shall have been repaid in full; if Mortgagee demands or attempts to take possession of the Mortgaged Property or any part thereof in the exercise of any rights hereunder, Mortgagor shall promptly turn over and deliver complete possession thereof to Mortgagee; and

                  (ii) personally or by agents, or by a court-appointed receiver, with or without entry:

                           (x) sell the Mortgaged Property at a sale or sales
                  held at such place or places and time or times and upon such notice and otherwise in such manner and in such order as may be required by law, or, in the absence of any such requirements, as Mortgagee may deem appropriate and from time to time adjourn any such sale by announcement at the time and place specified for such sale or for such adjourned sale without further notice, except such as may be required by law;

                           (y) proceed to protect and enforce Mortgagee's rights
                  under this Mortgage, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale of the Mortgaged Property or any part thereof under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as Mortgagee shall elect, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on, and security interest in, the remaining portion of the Mortgaged Property; or

                           (z) exercise any or all of the remedies available to
                  a secured party under the UCC, including, without limitation:

                                    (1) either personally or by means of a court
                           appointed receiver, take possession of all or any of the Security Interest Property and exclude therefrom Mortgagor and all Persons claiming under Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor in respect of the Security Interest Property, or any part thereof; if Mortgagee demands or attempts to take possession of the Security Interest Property in the exercise of any rights hereunder, Mortgagor shall promptly turn over and deliver complete possession thereof to Mortgagee;

                                    (2) without further notice to or demand upon
                           Mortgagor (except those otherwise required hereby or by the Loan Agreement), make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Security Interest Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith, which expenses shall thereafter become part of the Loan Obligations secured by the lien of this Mortgage;

                                    (3) require Mortgagor to assemble the
                           Security Interest Property or any portion thereof, at a place designated by

                           Mortgagee and reasonably convenient to both parties, and promptly to deliver the Security Interest Property to Mortgagee, or an agent or representative designated by Mortgagee, and its agents and representatives, shall have the right to enter upon the premises and property of Mortgagor to exercise Mortgagee's rights hereunder;

                                    (4) sell, lease or otherwise dispose of the
                           Security Interest Property, with or without having the Security Interest Property at the place of sale, and upon such terms and in such manner as Mortgagee may determine (and Mortgagee may be a purchaser at any such sale, PROVIDED, HOWEVER, that Mortgagee may dispose of the Security Interest Property in accordance with Mortgagee's rights and remedies in respect of the Mortgaged Property pursuant to the provisions of this Mortgage in lieu of proceeding under the UCC; and

                                    (5) unless the Security Interest Property is
                           perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee, as the case may be, shall give Mortgagor at least ten (10) days prior notice of the time and place of any sale of the Security Interest Property or other intended disposition thereof, which notice Mortgagor agrees is commercially reasonable.

         (b) If an Event of Default shall have occurred, Mortgagee, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgaged Property, without notice or demand, and without regard to the adequacy of the security for the Loan Obligations or the solvency of Mortgagor. Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property, unless such receivership is sooner terminated.

         (c) In any sale under any provision of this Mortgage or pursuant to any judgment or decree of court, the Mortgaged Property, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as Mortgagee may elect, without regard to the right of Mortgagor or any Person claiming under Mortgagor to the marshalling of assets. The purchaser at any such sale shall take title to the Mortgaged Property or the part thereof so sold free and discharged of the estate of Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. If permitted by applicable law, upon the completion of any such sale by virtue of this SECTION 5.3(c) Mortgagee shall execute and deliver to the purchaser an appropriate instrument that shall effectively transfer all of Mortgagor's estate, right, title, interest, property, claim and demand in and to the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied. Mortgagee is hereby irrevocably appointed the attorney-in-fact of Mortgagor, coupled with an interest, in its name and stead to make all appropriate transfers and deliveries of the Mortgaged Property or any portions thereof so sold and, for that purpose, Mortgagee may execute all appropriate documents, instruments and agreements of transfer, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming all that said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purpose, and as may be designated in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of Mortgagor in, to and under the Mortgaged Property, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, by, through or under Mortgagor. The powers and agency herein granted are coupled with an interest and are irrevocable. Mortgagee may be a purchaser at any such sale, and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against all amounts due it by Mortgagor in lieu of paying cash.

         (d) All rights of action under the Loan Documents and this Mortgage may be enforced by Mortgagee without the possession of the original Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

         Section 5.4. APPLICATION OF PROCEEDS.

         (a) Prior to the occurrence and continuance of a Default or an Event of Default, any amounts received or collected by Mortgagee under this Mortgage shall be applied in accordance with SECTION 2.8 of the Loan Agreement. After the occurrence of a Default or an Event of Default, any amounts received or collected by Mortgagee under this Mortgage or any other Loan Document may be applied to any one or more of the following in such order and in such amounts as Mortgagee may elect in its discretion:

                  (i) To the payment of all costs, expenses and advances incurred by Mortgagee, or made by Mortgagee, in the enforcement of this Mortgage or any of the other Loan Documents, the protection of the lien and security afforded thereby, and the preservation of the Mortgaged Property, including, without limitation, all expenses of managing the Facility, including, without limitation, the salaries, fees and wages of any managing agent and such other employees as Mortgagee may deem necessary and all expenses of operating and maintaining the Facility, including, without limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which are due and payable and the cost of all alterations, renovations, repairs or replacements, and all costs and expenses incident to taking and retaining possession of the Facility and the enforcement of any of Mortgagee's rights and remedies hereunder; and

                  (ii) To the payment of the Loan Obligations in accordance with the Loan Agreement, this Mortgage and the other Loan Documents.

         (b) No sale or other disposition of all or any part of the Mortgaged Property pursuant to SECTION 5.3 shall be deemed to relieve Mortgagor of its obligations under the Loan Agreement or any other Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations. If the proceeds of sale, collection or other realization of or upon the Mortgaged Property are insufficient to cover the costs and expenses of such realization and the payment in full of the Loan Obligations, Mortgagor shall remain liable for any deficiency subject to SECTION 6.14 hereof.

         (c) Upon any sale made under the powers of sale herein granted and conferred, the receipt given by Mortgagee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and their heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Mortgagee, be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

         Section 5.5. RIGHT TO SUE. Subject to SECTION 6.14 below, Mortgagee shall have the right from time to time to sue for any sums required to be paid by Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the entire Loan Obligations shall be, or have become, due and without prejudice to the right of Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence and continuance of any Event of Default existing at the time such earlier action was commenced.

         Section 5.6. POWERS OF MORTGAGEE. Mortgagee may at any time or from time to time renew or extend this Mortgage or (with the agreement of Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release or reconvey any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Loan Obligations, or release any Person liable therefor as Mortgagee may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the lien and estate of this Mortgage on or in any part of the Mortgaged Property, and without affecting the liability of any other Person liable for any of the Loan Obligations.

         Section 5.7. REMEDIES CUMULATIVE.

         (a) No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage, or under applicable law, whether now or hereafter existing; the failure of Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

         (b) To the fullest extent permitted by applicable law, Mortgagee shall each be entitled to enforce payment and performance of any of the obligations of Mortgagor and to exercise all rights and powers under this Mortgage or under any Loan Document or any laws now or hereafter in force, notwithstanding that some or all of the Loan Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being stipulated that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee, in its discretion, may determine; every power or remedy given by the Loan Agreement, this Mortgage or any of the other Loan Documents to Mortgagee, or to which Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies.

         Section 5.8. WAIVER OF STAY, EXTENSION, MORATORIUM LAWS; EQUITY OF REDEMPTION. To the maximum extent permitted by law, Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgaged Property or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of SECTION 5.3; and Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. Mortgagor, for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any foreclosure of this Mortgage and (if an Event of Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgaged Property marshalled upon any foreclosure hereof. Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgaged Property and Mortgagor hereby waives any right or claim of right to have Mortgagee proceed in any particular order.

         Section 5.9. WAIVER OF HOMESTEAD. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Loan Obligations, or any part thereof.

         Section 5.10. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, power of sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred.

                                   ARTICLE VI

                                   [Reserved]

                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

         Section 7.1. RECONVEYANCE BY MORTGAGEE. Upon payment in full of the Loan Obligations or a complete defeasance with respect to the Mortgaged Property which complies with the Loan Agreement (if the Loan Agreement provides for defeasance), Mortgagee shall release the lien of this Mortgage, or upon the request of Mortgagor, and at Mortgagor's expense, assign this Mortgage without recourse to Mortgagor's designee, or to the Person or Persons legally entitled thereto, by an instrument duly acknowledged in form for recording.

         Section 7.2. MORTGAGEE'S DISCRETION. Whenever pursuant to this Mortgage, Mortgagee exercises any right, option or election given to Mortgagee to approve or disapprove, or to consent to or withhold consent, or any arrangement or term is to be satisfactory to Mortgagee or is to be in Mortgagee's discretion, the decision of Mortgagee to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or not acceptable to Mortgagee in Mortgagee's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Mortgagee.

         Section 7.3. NOTICES. All notices, demands, consents, requests or other communications that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in SECTION
8.6 of the Loan Agreement.

         Section 7.4. AMENDMENTS; WAIVERS; ETC. This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by Mortgagor and Mortgagee.

         Section 7.5. SUCCESSORS AND ASSIGNS. This Mortgage applies to, inures to the benefit of and binds Mortgagor, Mortgagee and Mortgagee and their respective successors and assigns, and shall run with the Land.

         Section 7.6. CAPTIONS. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties hereto and are not a part of this Mortgage.

         Section 7.7. SEVERABILITY. If any term or provision of this Mortgage or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law. If any portion of the Loan Obligations shall for any reason not be secured by a valid and enforceable lien upon any part of the Mortgaged Property, then any payments made in respect of the Loan Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (a) first, in respect of the portion of the Loan Obligations not secured by the lien of this Mortgage, (b) second, in respect of the portion of the Loan Obligations secured by the lien of this Mortgage, but which lien is on less than all of the Mortgaged Property, and (c) last, to the portion of the Loan Obligations secured by the lien of this Mortgage, and which lien is on all of the Mortgaged Property.

         Section 7.8. INDEMNITY; EXPENSES. Except for actions by Mortgagor against Mortgagee where Mortgagor is the prevailing party, Mortgagor will pay or reimburse Mortgagee for all reasonable attorneys' fees, costs and expenses incurred by Mortgagee in any suit, action, legal proceeding or dispute of any kind in which Mortgagee is made a party or appears as party plaintiff or defendant, affecting the Loan Obligations, this Mortgage or the interest created herein, or the Mortgaged Property, or any appeal thereof, including, without limitation, activities related to enforcement of the remedies of Mortgagee, activities related to protection of Mortgagee's collateral, any foreclosure action or exercise of the power of sale, any action commenced under SECTION 5.3(a), any condemnation action involving the Mortgaged Property or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against Mortgagor, or any lessee of the Mortgaged Property (or any part thereof), and any such amounts paid or incurred by Mortgagee shall be added to the Loan Obligations and shall be secured by this Mortgage. Mortgagor will indemnify, defend and hold Mortgagee harmless from and against all claims, damages, and expenses, including reasonable attorneys' fees and court costs, resulting from any action by a third party against Mortgagee relating to this Mortgage or the interest created herein, or the Mortgaged Property, including, without limitation, any action or proceeding claiming loss, damage or injury to person or property, or any action or proceeding claiming a violation of or liability under any Legal Requirements, including applicable Environmental Laws, provided Mortgagor shall not be required to indemnify Mortgagee for matters to the extent caused by Mortgagee's willful misconduct or fraud. Mortgagor acknowledges that it has undertaken the obligation to pay all intangibles taxes and documentary taxes now or hereafter due in connection with the Loan Obligations and the Loan Documents, and Mortgagor agrees to indemnify and hold Mortgagee harmless from any intangibles taxes and documentary stamp taxes, and any interest or penalties, which Mortgagee may hereafter be required to pay in connection with the Loan Obligations or Loan Documents. The agreements of this
SECTION 7.8 shall
expressly survive, in perpetuity, satisfaction of this Mortgage and repayment of the Loan Obligations, any release, reconveyance, discharge or foreclosure of this Mortgage, conveyance by deed in lieu of foreclosure, sale, and any subsequent transfer by Mortgagee's conveyance of the Mortgaged Property. The indemnification by Mortgagor of Mortgagee does not and shall not be deemed to limit or modify Mortgagor's insurance or other obligations under the Loan Documents and, Mortgagor's compliance with the insurance requirements under the Loan Documents shall not limit or modify Mortgagor's indemnification obligations under the Loan Documents. Mortgagor's duty to defend is independent of Mortgagor's duty to indemnify, and shall be applicable regardless of mortgagor's independent liability for such claims, claims based on Mortgagee's strict liability or liability without fault, or Mortgagee's lack of detriment or payment of claims. At any stage in the claim or suit against Mortgagee, Mortgagee is entitled to obtain summary adjudication regarding Mortgagor's duty to defend.

         Section 7.9. ESTOPPEL CERTIFICATES. Mortgagor and Mortgagee each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice from the other party to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Mortgage is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Mortgagee's obligation to deliver the statement pursuant to this SECTION 7.9, that Mortgagee shall have received, together with Mortgagor's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

         Section 7.10. APPLICABLE LAW. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Facility is located.

         Section 7.11. LIMITATION OF INTEREST. It is the intention of Mortgagor and Mortgagee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Mortgagee (or if the Loan shall have been paid in full, refunded to Mortgagor); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Mortgagee resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Mortgagor.)

                  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Mortgagee shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Mortgagee shall refund to Mortgagor the amount of such excess, and in such event, Mortgagee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

         Section 7.12. ASSIGNMENT. Mortgagee shall have the right to assign this Mortgage and the obligations hereunder to any Person in accordance with the Loan Agreement. The parties hereto acknowledge that following the execution and delivery of this Mortgage, Mortgagee may sell, transfer and assign this Mortgage and all or any of the other Loan Documents to the trustee or servicer in connection with a Securitization. All references to "Mortgagee" hereunder shall be deemed to include the assigns of Mortgagee including the trustee or servicer in any Securitization.

         Section 7.13. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note and all other Loan Documents.

         SECTION 7.14. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY WAIVE ANY RIGHT THAT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF MORTGAGOR AND/OR MORTGAGEE WITH RESPECT TO THE LOAN

DOCUMENTS OR IN CONNECTION WITH THIS MORTGAGE OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS MORTGAGE OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF MORTGAGOR AND MORTGAGEE AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF MORTGAGOR AND MORTGAGEE IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF MORTGAGEE TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN MORTGAGOR AND MORTGAGEE SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 7.15 EXCULPATION. This Mortgage and the obligations of Mortgagor hereunder are and shall be subject to and limited by the exculpation provisions of SECTION 8.14 of the Loan Agreement.

         Section 7.16. EXHIBITS. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Mortgage with the same effect as if set forth in the body hereof.

         Section 7.17. FUTURE ADVANCES. This Mortgage is given to secure not only the existing Loan Obligations, but such future advances, whether such advances are obligatory or are made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured hereunder may decrease or increase from time to time, but the maximum possible principal indebtedness so secured at one time shall not exceed one and one-half times the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Estate, with interest on such disbursements at the Default Rate of interest under the Note. An Event of Default under the Mortgage shall automatically exist (i) if Mortgagor executes any instrument which purports to have or would have the effect of impairing the priority of or limiting any future advance which might ever be made under this Mortgage or (ii) if Mortgagor takes, suffers, or permits any action or occurrence which would adversely affect the priority of any future advance which might ever be made under this Mortgage.

                       [Signatures commence on next page]

         IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor indenting to be legally bound as of the day and year first above written.

Witnesses:                               Mortgagor
                                         ---------

                                         GLIMCHER UNIVERSITY MALL LIMITED
Monica Violante                          PARTNERSHIP, a Delaware limited
----------------------------------       partnership
Printed Name: Monica Violante
              --------------------
                                         By: Glimcher Tampa, Inc., a Delaware
Alan Shapiro                                 corporation, its general partner
----------------------------------
Printed Name: ALAN SHAPIRO

                                             By: /s/ George A. Schmidt
                                                 -------------------------------
                                                 George A. Schmidt
                                                 Senior Vice President

                                             Address: 20 South Third Street
                                                      Columbus, Ohio 43215

STATE OF PENNSYLVANIA   )
                        )SS:
COUNTY OF PHILADELPHIA  )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by GEORGE
A. SCHMIDT, the Senior Vice President of GLIMCHER TAMPA, INC., a Delaware corporation, as the general partner of GLIMCHER UNIVERSITY MALL LIMITED PARTNERSHIP, a Delaware limited partnership, freely and voluntarily under authority duly vested in him by said corporation on behalf of the limited partnership, and that the seal affixed thereto is the true corporate seal of said corporation. He is personally known to me or who has produced ____________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this 17th day of December, 1997.

                                  /s/ Janice K. Wright
                                  -----------------------------------------
                                  Janice K. Wright
                                  Notary Public


                                  -----------------------------------------
                                  Typed, printed or stamped name of Notary
                                  Public
My Commission Expires:

                                    Exhibit A
                                    ---------



                             DESCRIPTION OF PROPERTY
                             -----------------------

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                               LEGAL DESCRIPTION
                               PARCEL I (TRACT 1)



A parcel consisting of part of the Southeast Quarter of Section 7 and part of the Southwest Quarter of Section 8, Township 28 South, Range 19 East, Hillsborough County, Florida, described as follows:

From the Southeast corner of said Section 7, run North 00(degrees) 08' 00" East along the East boundary of said Southeast Quarter of Section 7 for a distance of
71.28 feet to a point, which point is on the North right-of-way line of State Road 582; thence run North 89(degrees) 46' 02" West along said North right-of-way line for a distance of 250.40 feet; thence run South 00(degrees) 13' 58" West along said right-of-way line for a distance of 10.00 feet; thence run North 89(degrees) 46' 02" West along said right-of-way line for a distance of 167.33 feet to the principal point and place of beginning of the following description; thence continuing along said North line 89(degrees) 46' 02" West for a distance of 15.56 feet to a point; thence North 00(degrees) 10' 49" East a distance of 186.22 feet to a point; thence North 89(degrees) 39' 28" West for a distance of 248.16 feet to a point; thence South 00(degrees) 22' 13" West for a distance of 186.70 feet to a point on the North right-of-way line of Fowler Avenue (State Route 582); thence run with said right-of-way North 89(degrees) 46' 02" West for a distance of 622.12 feet to a point which is 30.00 feet East of the West boundary of the Southeast Quarter of the Southeast Quarter of
Section 7; thence run North 00(degrees) 09' 30" East parallel to said West boundary of the Southeast Quarter of the Southeast Quarter of Section 7 for a distance of 408.94 feet; thence North 89(degrees) 46' 02" West for a distance of
30.00 feet to a point on the West boundary of the Southeast Quarter of the Southeast Quarter of Section 7; thence run North 00(degrees) 09' 80" East along said west boundary of the Southeast Quarter of the Southeast Quarter of
Section 7 for a distance of 844.91 feet to a point which is 25.00 feet South of the North boundary of said Southeast Quarter of the Southeast Quarter of Section 7; thence run South 89(degrees) 34' 59" East parallel to said North boundary of the Southeast Quarter of the Southeast Quarter of Section 7 for a distance of
399.99 feet; thence run Northeasterly along the arc of a curve to the left (radius - 310.00 feet) for a distance of 162.32 feet (chord - 160.47 feet, chord bearing North 75(degrees) 25' 01" East); thence run North 60(degrees) 25' 01" East for a distance of 363.00 feet; thence 97.33 feet along an arc to the right having a radius of 410.00 feet and a chord of 97.11 feet bearing North 67(degrees) 13' 05" East; thence run North 00(degrees) 13' 58"



continued...

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                        LEGAL DESCRIPTION, CONTINUED...
                        PARCEL I (TRACT 1), Continued...



East for a distance of 88.72 feet to a point; thence run South 89(degrees)
84' 59" East for a distance of 33.88 feet to a point; thence run North 00(degrees) 07' 35" East for a distance of 482.33 feet to a point; thence run South 89(degrees) 46' 02" East for a distance of 1035.23 feet to a point; thence run South 00(degrees) 03' 54" East for a distance of 114.46 feet; thence run South 89(degrees) 56' 57" West for a distance of 140.01 feet; thence run
South 42(degrees) 55' 38" West for a distance of 20.01 feet; thence run North 89(degrees) 45' 51" West for a distance of 494.43 feet; thence run South 00(degrees) 07' 46" West for a distance of 26.25 feet; thence run South 48(degrees) 15' 06" East for a distance of 46.72 feet; thence run South 89(degrees) 45' 51" East for a distance of 174.51 feet; thence run South 00(degrees) 03' 65" East for a distance of 276.97 feet; thence run North 89(degrees) 46' 02" West for a distance of 82.84 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of 9.00 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 94.50 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 9.00 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 407.49 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of
194.48 feet to a point; thence run North 89(degrees) 51' 48" West for a distance of 83.49 feet; thence run South 00(degrees) 08' 12" West for a distance of
202.71 feet; thence run South 89(degrees) 51' 48" East for a distance of
18.00 feet; thence run South 00(degrees) 08' 12" West for a distance of
86.00 feet; thence run South 89(degrees) 51' 48" East for a distance of
42.25 feet; thence run South 00(degrees) 08' 12" West for a distance of
4.72 feet; thence run South 89(degrees) 46' 02" East for a distance of
281.88 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of 89.65 feet to a point; thence run South 89(degrees) 46' 02" East for a distance of 21.00 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 34.64 feet to a point; thence run South 89(degrees) 46' 02" East for a distance of 278.97 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 179.74 feet to a point; thence run South 89(degrees)
46' 02" East for a distance of 50.00 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of 17.50 feet to a point; thence run South 89(degrees) 46' 02" East for a distance of 77.66 feet to a point; thence run South 48(degrees) 57' 07.7" East for a distance of 72.67 feet to a point; thence run South 89(degrees) 46' 02" East for a distance of 267.00 feet to a point; thence run North 21(degrees) 26' 85" East for a distance of 134.08 feet to a point; thence North 00(degrees) 18' 58" East for a distance of 423.83 feet to a point; thence run South 45(degrees) 01' 08" East for a distance of
108.85 feet to a point; thence run 288.60 feet along an arc to the right having a radius continued...

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                        LEGAL DESCRIPTION, CONTINUED...
                        PARCEL I (TRACT 1), Continued...



of 1080.00 feet and a chord of 287.74 feet bearing South 67(degrees) 27' 6" East; thence run South 60(degrees) 01' 08" East for a distance of 266.78 feet to a point which is 25.00 feet South of the North boundary of said Southwest Quarter of the Southwest Quarter of Section 8; thence run North 89(degrees)
58' 52" East, parallel to said North Boundary of the Southwest Quarter of the Southwest Quarter of Section 8, for a distance of 60.00 feet to a point on the East boundary of said Southwest Quarter of the Southwest Quarter of Section 8; thence run South 00(degrees) 08' 05" West along said East boundary of the Southwest Quarter of the Southwest Quarter of Section 8, for a distance of 1219.92 feet to a point on said North right-of-way line; thence run North 89(degrees) 47' 00" West along said North right-of-way line for a distance of
60.00 feet; thence run North 00(degrees) 08' 05" East, parallel to said East boundary of the Southwest Quarter of the Southwest Quarter of Section 8, for a distance of 1197.21 feet; thence run North 60(degrees) 01' 08" West for distance of 261.14 feet to a point; thence run North 65(degrees) 01' 08" West for a distance of 208.07 feet to a point; thence run North 75(degrees) 01' 08" West for a distance of 142.66 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 252.59 feet to a point; thence run North 89(degrees)
46' 02" West for a distance of 14.66 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 975.78 feet to a point; thence run South 89(degrees) 46' 00" East for a distance of 43.42 feet to a point; thence run South 24(degrees) 02' 00" East for a distance of 57.75 feet to a point; thence run South 00(degrees) 13' 00" West for a distance of 167.25 feet to a point on the North right-of-way line of Fowler Avenue (State Route 582); thence run North 89(degrees) 47' 00" West along said North line for a distance of
225.70 feet to a point; thence run North 00(degrees) 08' 00" East for a distance of 184.62 feet to a point; thence run North 89(degrees) 39' 54" West for a distance of 182.29 feet to a point; thence run South 00(degrees) 08' 00" West for a distance of 10.00 feet; thence run North 89(degrees) 47' 00" West for a distance of 335.00 feet to a point; thence South 00(degrees) 08' 00" West for a distance of 175.00 feet to a point on the aforementioned North right-of-way line; thence run North 89(degrees) 47' 00" West along said North line for a distance of 30.00 feet to a point; thence run North 00(degrees) 08' 00" East for a distance of 199.07 feet to a point; thence run South 89(degrees) 47' 00" East for a distance of 350.07 feet to a point; thence run North 00(degrees) 13' 00" East for a distance of 350.00 feet to a point; thence run North 89(degrees)
46' 02" West for a distance of 241.99 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of 88.00 feet to a point;



continued...

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                        LEGAL DESCRIPTION, CONTINUED...
                        PARCEL I (TRACT 1), Continued...



thence run North 89(degrees) 46' 02" West for a distance of 15.00 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of 95.16 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 75.00 feet to a point; thence run North 00(degrees) 13' 58" East for a distance of
50.00 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 127.00 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 50.00 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 100.00 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 70.00 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 100.00 feet to a point; thence run South 00(degrees)
13' 58" West for a distance of 76.16 feet to a point; thence run North 89(degrees) 46' 02" West for a distance of 108.38 feet to a point; thence run South 00(degrees) 13' 58" West for a distance of 586.17 feet to the POINT OF BEGINNING.

Containing 64.230 acres, more or less. (All acreage referred to herein is for information purposes only)

Bearings are based on the East Line of the Southeast Quarter of Section 7, Township 21 South, Range 19 East, as being North 00(degrees) 08' 00" East, per Official Record Book 2795, Page 119, of the Public Records of Hillsborough County, Florida.



                              PARCEL II (TRACT 3)

A parcel consisting of part of the Southwest Quarter of Section 8, Township 28 South, Range 19 East, Hillsborough County, Florida, described as follows:

Commence at the Southwest corner of Section 8, Township 28 South, Range 19 East, thence run North 00(degrees) 08' 00" East for a distance of 61.28 feet to a point in the right-of-way of said Fowler Avenue; thence with said right-of-way, run South 89(degrees) 47' 00" East for a distance of 365.00 feet to the POINT OF BEGINNING; thence run North 00(degrees) 08' 00" East for a distance of
175.00 feet to a point; thence run North 00(degrees) 08' 00" East for continued...

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                        LEGAL DESCRIPTION, CONTINUED...
                       PARCEL II (TRACT 3), Continued...



a distance of 10.00 feet to a point; thence run South 89(degrees) 39' 54" East for a distance of 182.29 feet to a point; thence run South 00(degrees) 08' 00" West for a distance of 184.62 feet to a point in the said right-of-way of Fowler Avenue; thence, with said right-of-way, run North 89(degrees) 47' 00" West for a distance of 182.30 feet to the POINT OF BEGINNING.

Containing 0.773 acres, more or less. (All acreage referenced herein is for information purposes only)

Bearings are based on the East Line of the Southeast Quarter of Section 7, Township 28 South, Range 19 East, as being North 00(degrees) 08' 00" East, per Official Record Book 2795, Page 119, of the Public Records of Hillsborough County, Florida.



                              PARCEL III (TRACT 4)

A parcel consisting of part of the Southeast Quarter of Section 7, Township 28 South, Range 19 East, Hillsborough County, Florida, described as follows:

From the Southeast corner of said Section 7, run North 00(degrees) 08' 00" East along the East boundary of said Southeast Quarter of Section 7, a distance of
71.28 feet to a point, which point is on the North right-of-way line of State Road 582; run thence North 89(degrees) 46' 02" West along said North right-of-way line a distance of 250.40 feet; run thence South 00(degrees)
13' 58" West along said right-of-way line a distance of 10.00 feet; run thence North 89(degrees) 46' 02" West along said right-of-way line a distance of 1053.78 feet to the principal point and place of beginning of the following description: Thence continuing along said North line North 89(degrees) 46' 02" West a distance of 30.00 feet to the West boundary of the Southeast Quarter of the Southeast Quarter of said Section 7; run thence North 00(degrees) 09' 30" East along the West boundary of the Southeast Quarter of the Southeast Quarter of Section 7 a distance of 138.72 feet to a point; run thence South 89(degrees) 46' 02" East a distance of 30.00 feet to a point; run thence South 00(degrees) 09' 30" West parallel with said West boundary of the Southeast Quarter of the Southeast Quarter continued...

                                                        OP 002 University Square



                                 OWNERS POLICY
                                  EXHIBIT "A"
                        LEGAL DESCRIPTION, CONTINUED...
                       PARCEL III (TRACT 4), Continued...



of Section 7 a distance of 138.72 feet to the POINT OF BEGINNING.

Containing 0.096 acres of land, more or less. (All reference to acreage is for informational purposes only)

Bearings are based on the East Line of the Southeast Quarter of Section 7, Township 28 South, Rand 19 East, as being North 00(degrees) 08' 00" East, per Official Record Book 2795, Page 119, of the Public Records of Hillsborough County, Florida.



                              PARCEL IV (TRACT 5)

A parcel consisting of part of the Southeast Quarter of Section 7, Township 28 South, Range 19 East, Hillsborough County, Florida, described as follows:

From the Southeast corner of said Section 7, run North 00(degrees) 08' 00" East along the East boundary of said Southeast Quarter of Section 7 a distance of
71.28 feet to a point, which point is on the North right-of-way line of State Road 582; run thence North 89(degrees) 46' 02" West along said North right-of-way line a distance of 250.40 feet; run thence South 00(degrees)
13' 58" West along said right-of-way line a distance of 10.00 feet; run thence North 89(degrees) 46' 02" West along said right-of-way line a distance of 1053.78 feet to a point; thence continuing along said North line North 89(degrees) 46' 02" West a distance of 30.00 feet to the West boundary of the Southeast Quarter of the Southeast Quarter of said Section 7; run thence North 00(degrees) 09' 80" East along the West boundary of the Southeast Quarter of the Southeast Quarter of Section 7 a distance of 138.72 feet to the principal point and place of beginning of the following description; Thence continue North 00(degrees) 09' 30" East along said West boundary of the Southeast Quarter of the Southeast Quarter a distance of 265.22 feet to a point; thence run South 89(degrees) 46' 02" East a distance of 30.00 feet to a point; run thence South 00(degrees) 09' 30" West parallel with said West boundary of the Southeast Quarter of the Southeast Quarter of Section 7 a distance of 265.22 feet to a point; thence run North 89(degrees) 02" West a distance of 30.00 feet to the POINT OF BEGINNING.



continued....

                                                        OP 002 University Square

                                OWNERS POLICY
                                 EXHIBIT "A"
                       LEGAL DESCRIPTION, CONTINUED...
                      PARCEL IV (TRACT 5), CONTINUED...

Containing 0.183 acres of land, more or less, but subject to all legal highways and easements of record. (All references to acreage is for informational purposes only)

Bearings are based on the East line of the Southeast Quarter of Section 7, Township 28 South, Range 19 East, as being North 00(degrees) 08' 00" East, per Official Record Book 2795, Page 119, of the Public Records of Hillsborough County, Florida.

                                   PARCEL V

An Access Easement for the benefit of Parcel I, for purposes of ingress and egress as set forth in instrument recorded July 23, 1982 in Official Record Book 2975, page 1882, {SEE TAB 38}, of the Public records of Hillsborough County, Florida, described as follows:

A parcel consisting of part of the Southeast 1/4 of Section 7, and part of the Southwest 1/4 of Section 8, Township 28 South, Range 19 East, Hillsborough County, Florida, described as follows: From the Northeast corner of the Northwest 1/4 of the Southwest 1/4 of said Section 8, thence North 89(degrees) 56' 41" West along the North line of the Northwest 1/4 of the Southwest 1/4 of said Section 8 a distance of 1331.73 feet to the Northeast corner of the Northeast 1/4 of the Southeast 1/4 of Section 7, said point also being the principal point and place of beginning of the following description:

Thence South 89(degrees) 56' 41" East along the North line of the Northwest 1/4 of the Southwest 1/4 of said Section 8, a distance of 30.00 feet to a point; thence South 0(degrees) 07' 35" West a distance of 528.92 feet to a point, thence North 89(degrees) 46' 02" West a distance of 60.00 feet to a point; thence North 0(degrees) 07' 35" East a distance of 523.74 feet to a point on the North line of the Northeast 1/4 of the Southeast 1/4 of Section 7; thence South 89(degrees) 41' 16" East along said North line a distance of 30.00 feet to the Point of Beginning.
Containing 0.72 acres of land, more or less, but subject to all legal highways and easements of record. (All reference to acreage is for informational purposes only)

continued...

                                                        OP 002 University Square

                                OWNER'S POLICY
                                 EXHIBIT "A"
                       LEGAL DESCRIPTION, CONTINUED...
                                  PARCEL VI


Easements for use of common areas as set forth in Article 24 of the Amended and Restated Operating Agreement by and among University Square Partners, Allied Stores General Real Estate Company, Sears, Roebuck & Co., Dillard Department Stores, Inc., Construction Developers, Incorporated, and Montgomery Ward Land Corporation dated September 5, 1995 and recorded December 2, 1996 in Official Record Book 8271, Page 635 {SEE TAB 18}, of the Public Records of Hillsborough County, Florida.

                                  PARCEL VII


Non-Exclusive Easement for ingress and egress created by that certain Memorandum of Agreement between University Square Associates and G.A. Investments, Inc., dated February 4, 1980 and recorded in Official Record book 8627, page 899 {SEE TAB 31}, as corrected by Corrective Agreement, dated March 17, 1981 and recorded in Official Record Book 3807, Page 713 {SEE TAB 82}, both of the Public records of Hillsborough County, Florida, over and across the following described parcel of land;

A tract of land in the Southwest 1/4 of Section 8, Township 28 South, Range 19 East, Hillsborough County, Florida, being described as follows:

For a point of reference commence at the Southwest corner of Section 8, Township 28 South, Range 19 East; run thence with the West boundary of Section 8, North 00(degrees) 08' 00" East, 61.28 feet to a point on the North right-of-way line of Fowler Avenue as established on September 27, 1967; thence with said right-of-way line South 89(degrees) 47' 00" East, 205.00 feet for a point of beginning

Thence North 00(degrees) 08' 00" East, 175.00 feet; thence South 89(degrees) 47' 00" East, 30.00 feet; thence South 00(degrees) 08' 00" West, 175.00 feet to the North right-of-way line of Fowler Avenue; thence with said right-of-way line North 89(degrees) 47' 00" West, 30.00 feet to the point of beginning.